EXHIBIT 10.32

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Shelley Thunen (“Executive”) and RxSight, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company;

WHEREAS, Executive signed a Change in Control Severance Agreement with the Company dated July 16, 2021 (the “Severance Agreement”);

WHEREAS, Executive signed an Indemnification Agreement with the Company dated July 13, 2021 (the “Indemnification Agreement”).

WHEREAS, the Parties mutually agree that as of the earlier of (i) January 31, 2026 or (ii) the date that the Company appoints a new Chief Financial Officer, Executive’s employment with the Company will terminate (such date, the “Termination Date”), at which point Executive immediately will become a consultant, pursuant to a consulting agreement between the Company and Executive in the form attached hereto as Exhibit A (the “Consulting Agreement”);

WHEREAS, the Company previously granted Executive certain stock options (each an “Option” and collectively the “Options”) to purchase shares of the Company’s Common Stock (“Shares”), with each such Option subject to the terms of either the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) or the Company’s 2015 Equity Incentive Plan, as amended (the “2015 Plan,” and together with the 2021 Plan, each an “Equity Plan”) and an option agreement under the applicable Equity Plan between Executive and the Company (each an “Option Agreement” and collectively the “Option Agreements,” and together with each Equity Plan, the “Stock Agreements”), each of which outstanding Options is set forth in the schedule attached hereto as Exhibit B;

WHEREAS, the Parties acknowledge and agree that if, as contemplated by this Agreement, Executive’s continued service as a consultant commences immediately following Executive’s termination from employment pursuant to the Consulting Agreement or otherwise, there will be no break in service in Executive’s service to the Company as of the Termination Date; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of Executive’s execution and non-revocation of this Agreement and Executive’s fulfillment of all terms and conditions, the Parties agree as follows:

a.
Consulting Services. Executive will provide consulting services to the Company. Executive will perform tasks as agreed upon pursuant to the Consulting Agreement and assigned in good faith and to the best of Executive’s abilities.

b.
Bonus. Subject to Board approval, the Company will pay Executive the amount of the bonus Executive would have been eligible to receive had Executive remained employed by the Company through the date that the Company issues payment for 2025 executive bonuses to the Company’s executives (the “2025 Bonus Payment Date”). Subject to the preceding sentence, the Company will issue payment to Executive of such amount on the 2025 Bonus Payment Date. For purposes of clarity, in no event will the 2025 Bonus Payment Date be later than March 15, 2026.

c.
Accrued Wages and Reimbursements. Regardless of whether Executive signs this Agreement, the Company will pay Executive all accrued wages and unused PTO and will reimburse Executive for legitimate expenses incurred on behalf of the Company, submitted in accordance with the Company’s expense reimbursement policy and approved by the Company’s Chief Executive Officer. Such payments will be issued in accordance with applicable law. In accordance with the terms of the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”), any Contributions (as defined in the ESPP) made to Executive’s account during the Offering Period in process as of Executive’s Termination Date but not yet used to purchase shares of Company stock under the ESPP will be returned to Executive promptly following the Termination Date. Further, any Company 401(k) plan match Executive is entitled pursuant to the terms of the Company’s 401(k) plan will be credited to Executive’s account in accordance with the terms of such 401(k) plan.

d.
Acknowledgement. Executive acknowledges that except as specified in Section 1.c of this Agreement, but for this Agreement Executive would not otherwise be entitled to the consideration listed in this Section 1. Executive further hereby waives any entitlement to severance payment under the Severance Agreement. For the purposes of clarity, the wages, reimbursement and benefits referenced thereunder will be provided in accordance with Section 1.c regardless of whether Executive signs this Agreement

2.
Stock. Executive and the Company agree and acknowledge that if, as contemplated by this Agreement, Executive’s continued service as a consultant commences immediately following Executive’s termination from employment pursuant to Executive’s Consulting Agreement, such that Executive has had no break in service between the termination of Executive’s employment and the commencement of consulting services, the Options will remain outstanding and eligible to vest in accordance with the terms of the applicable Stock Agreements. In the event Executive does not provide consulting services to the Company pursuant to the Consulting Agreement, or there is a break in service between the termination of employment and commencement of consulting services, Executive will be considered to have vested only (and if at all) up to the Termination Date, and any then unvested shares will be automatically forfeited and returned to the 2021 Plan’s share reserve for no consideration in accordance with the terms of the applicable Stock Agreements.

3.
Benefits. Subject to Executive’s right to continue Executive’s health insurance under COBRA, Executive’s health insurance benefits shall cease on January 31, 2026. Except as provided in this Agreement, Executive’s participation in all other benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, if any, will cease as of the Termination Date.

4.
Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than (x) as set forth in this Agreement, including Sections 1 through 3 of this Agreement and (y) any wages or benefits earned by Executive after the date of this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5.
Executive’s Release of Claims. Executive agrees that the foregoing consideration will represent settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act;

the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the National Labor Relations Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations of the Company to Executive under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Executive may have to unemployment compensation benefits, State Disability Insurance benefits, or workers’ compensation benefits. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.
The Company’s Release of Claims. The Company hereby and forever releases Executive and Executive’s respective heirs, family members, executors, agents, and assigns, from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any known matters of any kind, that the Company may possess against Executive arising from any omissions, acts, facts, or damages that have occurred up until and including the Termination Date. Notwithstanding any release provided for herein, this Agreement shall not serve to release any claims by the Company against Executive for any claims relating to fraud, embezzlement, misappropriation of the Company’s trade secrets, or any conduct that is in violation of criminal law.

7.
California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

8.
No Pending or Future Lawsuits. The Parties represent that neither Party has any lawsuits, claims, or actions pending in such Party’s name, or on behalf of any other person or entity, against the other Party or any of the other Releasees. The Parties also represent that they do not intend to bring any claims on their own behalf or on behalf of any other person or entity against the other Party or any of the other Releasees.

9.
Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

10.
Confidentiality. Subject to the “Protected Activity Not Prohibited” section below, and only for so long as this Agreement or its terms remain non-public, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”), and Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited” section below, Executive may disclose Separation Information only to Executive’s immediate family members, including for this purpose, Executive’s significant other, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Likewise, for so long as this Agreement or its terms remain non-public and subject to the Company’s obligations under applicable law, the Company agrees to maintain in confidence the Separation Information, provided that the Separation Information may be disclosed in corporate filings, to the Company’s Chief Executive Officer, to the Company’s attorneys, or where disclosure is required to enforce the terms of this Agreement.

11.
Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under any applicable pre-existing confidentiality agreements, including—as applicable—any provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Company’s employee handbook and personnel documents specifically relating to Executive and any documents or other items required for Executive’s consulting services), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

12.
No Cooperation. Subject to the Protected Activity Not Prohibited section, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

13.
Mutual Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, the Parties agree to refrain from any disparagement, defamation, libel, or slander of the other Party and the Releasees, and agree to refrain from any tortious interference with the contracts and relationships of the other Party and the Releasees. Executive acknowledges and agrees that the Company’s obligations under this section apply only to the Company’s executive officers and directors and all employees in Human Resources and only for so long as each such officer or employee is employed by the Company.

14.
Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. Executive understands that nothing in any applicable pre-existing confidentiality agreements shall limit or prohibit Executive from engaging in any protected conduct set forth in this section.

15.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement or of any provision of any applicable pre-existing confidentiality agreements shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under Section 1.a or Section 1.b of this Agreement and to obtain damages.

16.
No Admission of Liability. The Parties understand and acknowledge that with respect to the claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by each Party unless such claims were explicitly not released by the release in this Agreement. No action taken by either Party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by that Party of any fault or liability whatsoever to the other Party or to any third party.

17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN ORANGE COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED,

HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF ANY APPLICABLE PRE-EXISTING AGREEMENTS, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

19.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

20.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees have any obligation to reimburse, indemnify or hold harmless Executive for any taxes or costs that may be imposed on or incurred by Executive as a result of Section 409A. In no event will Executive have discretion to determine the taxable year of payment of any separation-related payments.

21.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.
Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24.
Entire Agreement. This Agreement (together with attached exhibits) represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, including (but not limited to) the Severance Agreement, with the exception of the Stock Agreements (if applicable) and Indemnification Agreement, except as otherwise modified or superseded herein.

25.
No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

26.
Governing Law; Venue. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

27.
Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive by January 10, 2026. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”). In the event Executive signs this Agreement and returns it to the Company before January 10, 2026, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement.

28.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

29.
Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a) Executive has read this Agreement;

(b) Executive has a right to consult with counsel regarding this Agreement and has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

(c) Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d) Executive is fully aware of the legal and binding effect of this Agreement; and

(e) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SHELLEY THUNEN, AN INDIVIDUAL

Dated: December 23, 2025__________ By: /s/ Shelley Thunen__________________

Shelley Thunen

RXSIGHT, INC.

Dated: _December 23, 2025____________ By: /s/ Ron Kurtz

Ron Kurtz

CEO & President

EXHIBIT A OF TRANSITION AGREEMENT

CONSULTING AGREEMENT

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